Exhibit 99.1

Bankrate Reports Second Quarter 2017 Financial Results

NEW YORK, NY – August 7, 2017 – Bankrate, Inc. (NYSE: RATE) today reported financial results for the quarter ended June 30, 2017.

Summary Financial Results:

In millions, except per share data	Q2 2017	Q2 2016	% change	YTD Q2 2017	YTD Q2 2016	% change

Total Revenue	$115.9	$98.3	18%	$234.6	$191.8	22%

GAAP and Adjusted Net Income (loss)
GAAP (1)	(23.3)	(41.0)	NM	(28.5)	(40.7)	NM
Adjusted (2)	11.8	9.7	22%	26.7	20.5	30%

Diluted earnings (loss) per share (EPS)
GAAP (1)	(0.26)	(0.47)	NM	(0.32)	(0.45)	NM
Adjusted (2)	0.13	0.11	18%	0.30	0.23	30%

Total Adjusted EBITDA (2)	27.3	22.6	21%	57.8	45.9	26%

(1)

GAAP Net Income and GAAP Diluted earnings (loss) per share (EPS) includes $27.3 million of expense due to the change in value of contingent consideration associated with the acquisition of NextAdvisor in Q2 2017 and $40.1 million in YTD Q2 2017.

(2)

See reconciliation of GAAP to non-GAAP measures at the end of this press release; supplemental information can be found in the “Q2 2017 Earnings Presentation” located in the "Investor Overview" section on http://investor.bankrate.com/.

Management Commentary:

“I am pleased to report another quarter of strong financial performance.  At the beginning of last year, we set three goals: to accelerate the growth of our leading Credit Cards marketplace, to return our Banking segment to both top and bottom line growth and to ramp Caring.com’s network of senior living communities.  We continued to deliver on all three of these commitments while also entering into a definitive agreement to be acquired by Red Ventures,” said Kenneth S. Esterow President, and CEO of Bankrate, Inc.

Second Quarter 2017 RATE Highlights:

•	Total second quarter revenue of $115.9 million, up 18% versus second quarter of 2016.
•	Second quarter GAAP Net Loss of $23.3 million, representing a loss of $0.26 per share.
•	Second quarter Adjusted EBITDA of $27.3 million, up 21% versus second quarter of 2016.

Exhibit 99.1

Second Quarter 2017 Segment Highlights:

Credit Cards Segment:

•	Second quarter segment revenue of $78.9 million and Adjusted EBITDA of $25.1 million; year over year increases of 13% and 2%, respectively.
•	Credit cards consumer inquiry revenue of $63.9 million; a year over year increase of 21%.

Banking Segment:

•	Second quarter segment revenue of $34.8 million and Adjusted EBITDA of $8.9 million; year over year increases of 46% and 88%, respectively; a record for Banking segment quarterly revenue.
•	Mortgage consumer inquiry revenue increased 20% versus second quarter of 2016, the eighth consecutive quarter of year over year growth.

Senior Care Segment:

•	Second quarter segment revenue of $6.8 million and an Adjusted EBITDA loss of $0.7 million; a year over year increase in revenue of 13% and a decrease in Adjusted EBITDA of $1.2 million.

Red Ventures Transaction:

As previously announced, on July 2, 2017 Bankrate entered into a definitive agreement to be acquired by Red Ventures in an all-cash transaction that values Bankrate at an enterprise value of approximately $1.4 billion. Under the terms of the merger agreement, Bankrate shareholders will receive $14.00 per share in cash.  The transaction is subject to approval by Bankrate shareholders, regulatory approval and other customary closing conditions.

In light of the pending transaction, Bankrate will not be updating its outlook for the third quarter and full year 2017 and will not be hosting a conference call for its second quarter 2017 business results.

Exhibit 99.1

Supplemental information, including segment metrics and non-GAAP information, can be found in the “Q2 2017 Earnings Presentation” located in the “Investor Overview” section on http://investor.bankrate.com/.

Non-GAAP Measures:

To supplement Bankrate’s financial statements presented in accordance with generally accepted accounting principles (“GAAP”), Bankrate uses non-GAAP measures of certain components of financial performance, including EBITDA, Adjusted EBITDA, Adjusted Net Income and Adjusted EPS, which are adjusted from results based on GAAP to exclude certain expenses, gains and losses.  These non-GAAP measures are provided to enhance investors’ overall understanding of Bankrate’s current financial performance and its prospects for the future.  Specifically, Bankrate believes the non-GAAP results provide useful information to both management and investors by excluding certain expenses, gains and losses that may not be indicative of its core operating results.  In addition, because Bankrate has historically reported certain non-GAAP results to investors, Bankrate believes the inclusion of non-GAAP measures provides consistency in its financial reporting. These measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. The non-GAAP measures included in this press release have been reconciled to the nearest GAAP measure in the financial tables below.

Management defines “Adjusted EBITDA” as income from continuing operations before depreciation and amortization; interest; income taxes; changes in fair value of contingent acquisition consideration; stock-based compensation and other items such as loss on extinguishment of debt, legal settlements, acquisition, disposition and related expenses; restructuring charges; any impairment charges; NextAdvisor contingent deferred compensation for the acquisition; costs related to the Restatement, the Internal Review, the SEC and DOJ investigations and related litigation and indemnification obligations; purchase accounting adjustments; and our operations in China as we are winding down and ceasing those operations. The Company’s presentation of Adjusted EBITDA, a non-GAAP measure, may not be comparable to similarly titled measures used by other companies.

Exhibit 99.1

About Bankrate, Inc.

Bankrate, Inc., (NYSE: RATE) is a leading online publisher, aggregator and distributor of personal finance content. The Company’s vision is to help consumers Maximize Your Money™ when they borrow, save or invest. With this in mind, Bankrate aggregates large scale audiences of in-market consumers by providing them with proprietary, fully researched, comprehensive, independent and objective personal finance and related editorial content across multiple vertical categories, including credit cards, mortgages, deposits, senior care and other categories, such as personal and auto loans retirement and taxes. Bankrate’s flagship sites CreditCards.com,  Bankrate.com and Caring.com are leading destinations in each of their respective verticals and connect their vast audiences with financial service and senior care providers and other contextually relevant advertisers. Bankrate also owns and operates a number of specialist sites, apps and social platforms, including NextAdvisor.com,  The Points Guy,  Interest.com,  Quizzle.com and Walla.by. Bankrate also develops and provides content, tools, web services and co-branded websites to over 100 online partners, including MSN, Realtor.com, MarketWatch and Bloomberg. In addition, Bankrate licenses editorial content to leading news organizations such as Yahoo! and Tribune News Service.

Cautionary Statement Regarding Forward Looking Statements

Certain matters included in this press release may be “forward-looking statements” which involve risks and uncertainties.  Those statements include statements regarding the intent, belief or current expectations of the Company and members of our management team.  Such forward-looking statements include, without limitation, statements made with respect to future revenue, revenue growth, market acceptance of our products, our strategy and profitability.  Investors and prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements.  We derive many of our forward-looking statements from our operating budgets and forecasts, which are based upon many detailed assumptions.  While we believe that our assumptions are reasonable, we caution that it is very difficult to predict the impact of known or unknown factors, and it is impossible for us to anticipate all factors that could affect our actual results.  Important factors currently known to management that could cause actual results to differ materially from those in forward-looking

Exhibit 99.1

statements include the following: the failure to obtain Bankrate stockholder approval of the proposed merger with Red Ventures or the failure of any of the other conditions to the completion of the merger to be satisfied; the possibility that the proposed merger with Red Ventures may not be completed within the expected time frame or at all; the effect of the announcement and pendency of the merger with Red Ventures on our ability to retain and hire key personnel and maintain relationships with our customers, providers, advertisers, partners and others with whom we do business, or on our operating results and businesses generally; risks associated with the disruption of management’s attention from ongoing business operations due to the proposed merger with Red Ventures; the willingness or interest of credit card issuers, banks, lenders, brokers, senior care providers and other advertisers in the business verticals in which we operate to advertise on our websites or mobile applications, or purchase our leads, clicks, calls and referrals; changes in application approval rates by our credit card issuer customers; increased competition and its effect on our website traffic, click-through rates, advertising rates, margins, and market share; our dependence on internet search engines to attract a significant portion of the visitors to our websites and our ability to diversify the sources from which we obtain visitor traffic to our websites and mobile applications, including without limitation through use of social media channels; changes in the way that search engines display paid and organic search results and the impact of those changes on the number of consumers that visit our online network; the cost of driving consumers to our online network, including without limitation our ability to generate traffic profitably through online and offline marketing channels and branding efforts; our dependence on traffic from our partners to produce a significant portion of the Company’s revenue and our ability to establish and maintain distribution arrangements; the willingness of consumers to accept the Internet and our online network as a medium for obtaining information on financial products or senior care; shift of visitors from desktop to mobile and mobile app environments; the rate of conversion of consumers’ visits to our websites or mobile applications into senior care referrals and the rate at which those referrals result in move-ins with our senior care customers; the number of consumers seeking information about the financial and senior care products we have on our websites or mobile applications; our ability to successfully execute on our strategies, and the effectiveness of our strategies and investments in our business, including without limitation whether they result in increased revenue or profitability; risks relating to the defense or litigation of lawsuits; the timing and outcome of,

Exhibit 99.1

including potential expense associated with, and the potential impact on our business and stock price of any announcements regarding, the United States Department of Justice (“DOJ”) investigation; the costs of indemnification obligations to current and former directors, officers and employees; any delay or failure to collect the deferred portion of the purchase price due to us in connection with the sale of the Company’s Insurance business in December 2015; our ability to anticipate and manage cybersecurity risk and data security risk and to mitigate or resolve issues that may arise; the effects of any security breach, data breach or cyberattack on our systems, websites or mobile applications, or on our reputation, and the impact of any notification costs or other liability arising from any security breach, data breach or cyberattack on our business; technological changes and our ability to adapt to new or evolving technologies that affect our business environment or operations; the material weakness in our internal controls over financial reporting and our ability to rectify this issue completely and promptly; our ability to otherwise maintain effective disclosure controls and procedures and internal control over financial reporting; our ability to manage traffic on our websites or mobile applications, and service interruptions; our indebtedness and the effect such indebtedness may have on our business; our need and our ability to obtain additional debt or equity financing or to refinance our existing debt; our ability to integrate the operations and realize the expected benefits of businesses that we have acquired and businesses that we may acquire in the future; the effect of unexpected liabilities we assume (whether intentional or not) from our acquisitions; our ability to attract and retain executive officers and personnel; any failure or refusal by our insurance providers to provide coverage under our insurance policies; our ability to protect our intellectual property; the effects of potential liability for content on our websites or mobile applications; the effect of our operations in the United Kingdom and possible expansion to other international markets in which we may have limited experience, and our ability to successfully execute on our business strategies in international markets; risks associated with the wind down of our operations in China; the strength of the U.S. economy in general and the financial services and senior care industries in particular; changes in monetary and fiscal policies of the U.S. government and interest rate volatility; review of our business and operations by regulatory or other governmental authorities; changes in laws and regulations or interpretations of laws and regulations, other changes in the legal and regulatory environment, and the impact of such changes on the operation of our business; any impairment to our goodwill and/or intangible

Exhibit 99.1

assets; changes in accounting principles, policies, practices or guidelines; and our ability to manage the risks involved in the foregoing.  For more information about factors that could cause actual results to differ materially from our expectations, refer to our reports filed with the Securities and Exchange Commission, including without limitation the discussion under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2016, as updated in our Quarterly Reports on Form 10-Q.  These documents are or will be available on the SEC’s website at www.sec.gov.  Any factor described above or in our SEC reports could, by itself or together with one or more other factors, adversely affect our financial results and condition. We caution you that the foregoing list of important factors may not contain all of the material factors that are important to you.  We undertake no obligation to publicly update or revise any forward-looking statements as a result of new information, future events or otherwise, except as otherwise required by law.

-Financial Statements Follow-

###

For more information contact:

Ken Stelzer

Treasurer

Ken.Stelzer@Bankrate.com

(917) 438-9558

Exhibit 99.1

Bankrate, Inc. and Subsidiaries

Condensed Balance Sheet

(Unaudited)

(In thousands, except share and per share data)

	June 30,	December 31,
	2017	2016
Assets
Cash and cash equivalents	$188,624	$176,680
Accounts receivable, net of allowance for doubtful accounts of
$504 and $190, respectively	66,714	52,211
Prepaid expenses and other current assets	38,033	42,041
Total current assets	293,371	270,932
Deferred income taxes	11,040	-
Furniture, fixtures and equipment, net of accumulated depreciation of
$19,903 and $19,514, respectively	18,228	15,440
Intangible assets, net of accumulated amortization of
$221,005 and $202,331, respectively	173,629	192,119
Goodwill	599,805	599,805
Other assets	4,560	5,564
Total assets	$1,100,633	$1,083,860
Liabilities and stockholders' equity
Liabilities
Accounts payable	$9,290	$11,191
Accrued expenses	29,171	27,887
Deferred revenue and customer deposits	762	1,369
Accrued interest payable	6,891	6,887
Other current liabilities	76,650	6,511
Total current liabilities	122,764	53,845
Deferred income taxes	-	5,118
Long term debt, net of unamortized discount	296,999	295,721
Other liabilities	8,894	39,798
Total liabilities	428,657	394,482
Commitments and contingencies
Stockholders' equity
Preferred stock, par value $.01 per share - 50,000,000 authorized, none issued	-	-
Common stock, par value $.01 per share -
300,000,000 shares authorized;
102,228,527 and 103,132,289 shares issued, respectively;
89,701,738 and 90,072,482 shares outstanding, respectively	1,023	1,032
Additional paid-in capital	906,359	903,177
Accumulated deficit	(100,014)	(71,119)
Less: Treasury stock, at cost - 12,526,789 and 13,059,807 shares, respectively	(137,093)	(142,983)
Accumulated other comprehensive income (loss)	1,701	(729)
Total stockholders' equity	671,976	689,378
Total liabilities and stockholders' equity	$1,100,633	$1,083,860

Exhibit 99.1

Bankrate, Inc. and Subsidiaries

Condensed Statements of Income (Loss)

(Unaudited)

(In thousands, except share and per share data)

	Three months ended		Six months ended
	June 30,	June 30,	June 30,	June 30,
	2017	2016	2017	2016
Revenue	$115,924	$98,302	$234,583	$191,780

Costs and expenses:
Cost of revenue	64,400	52,828	127,594	100,372
Sales and marketing	5,304	4,037	10,530	8,565
Product development and technology	8,897	7,470	17,475	14,049
General and administrative	23,941	20,069	45,781	37,091
Legal settlements	-	20,000	-	19,149
Acquisition, disposition and related expenses	240	1,335	240	1,335
Restructuring-related expenses	669	-	669	(34)
Changes in fair value of contingent acquisition consideration	27,292	263	40,140	101
Impairment charge	-	25,000	-	25,000
Depreciation and amortization	10,887	11,079	21,429	20,706
Total costs and expenses	141,630	142,081	263,858	226,334
Loss from operations	(25,706)	(43,779)	(29,275)	(34,554)

Interest expense	5,414	5,400	10,876	10,880
Interest (income) and other, net	265	(426)	(244)	(1,058)

Loss before taxes	(31,385)	(48,753)	(39,907)	(44,376)
Income tax benefit	(8,099)	(7,444)	(11,373)	(3,788)
Net loss from continuing operations	(23,286)	(41,309)	(28,534)	(40,588)
Net income (loss) from discontinued operation, net of income taxes	-	353	-	(86)
Net loss	$(23,286)	$(40,956)	$(28,534)	$(40,674)

Basic net loss per share:
Continuing operations	$(0.26)	$(0.47)	$(0.32)	$(0.45)
Discontinued operation	-	-	-	-
Basic net loss per share	$(0.26)	$(0.47)	$(0.32)	$(0.45)

Diluted net loss per share:
Continuing operations	$(0.26)	$(0.47)	$(0.32)	$(0.45)
Discontinued operation	-	-	-	-
Diluted net loss per share	$(0.26)	$(0.47)	$(0.32)	$(0.45)

Weighted average common shares outstanding:
Basic	88,709,404	88,030,655	88,473,325	90,469,093
Diluted	88,709,404	88,030,655	88,473,325	90,469,093

Net loss	$(23,286)	$(40,956)	$(28,534)	$(40,674)
Other comprehensive income (loss), net of tax	2,367	94	2,430	(157)
Comprehensive loss	$(20,919)	$(40,862)	$(26,104)	$(40,831)

Exhibit 99.1

Bankrate, Inc. and Subsidiaries

Non-GAAP Measures

(Unaudited)

(In thousands, except per share data)

	(Unaudited)		(Unaudited)
	Three months ended		Six months ended
	June 30,	June 30,	June 30,	June 30,
	2017	2016	2017	2016
Revenue	$115,924	$98,302	$234,583	$191,780

Adjusted EBITDA (1)	$27,337	$22,616	$57,754	$45,925
Adjusted EBITDA margin	23.6%	23.0%	24.6%	23.9%

Adjusted net income (2)	$11,818	$9,653	$26,700	$20,500
Adjusted EPS	$0.13	$0.11	$0.30	$0.23

Adjusted weighted average common shares outstanding (diluted):	89,923,705	88,563,552	89,797,599	91,005,953

(1) Adjusted EBITDA adds back interest and other expense; income tax (benefit) expense; depreciation and amortization; net income (loss) from discontinued operation; changes in fair value of contingent acquisition consideration; acquisition, disposition, offering and related expenses; restructuring charges; any impairment charge; Next Advisor contingent deferred compensation for the acquisition; costs related to the restatement, the internal review, the SEC and DOJ investigations and related litigation and indemnification obligations; purchase accounting adjustments; stock-based compensation; legal settlements; and the results of the operations in China as we are winding them down and ceasing the operations.

Reconciliation of Adjusted EBITDA
Net loss	$(23,286)	$(40,956)	$(28,534)	$(40,674)
Interest expense, income and other, net	5,679	4,974	10,632	9,822
Income tax benefit	(8,099)	(7,444)	(11,373)	(3,788)
Depreciation and amortization	10,887	11,079	21,429	20,706
Earnings before interest, taxes, depreciation and amortization (EBITDA)	(14,819)	(32,347)	(7,846)	(13,934)
Net (income) loss from discontinued operation, net of income taxes	-	(353)	-	86
Next Advisor contingent deferred compensation	4,143	1,371	7,119	1,371
Changes in fair value of contingent acquisition consideration	27,292	263	40,140	101
Acquisition, disposition and related expenses	240	1,335	240	1,335
China operations	45	598	83	770
Restatement-related expenses	2,407	1,995	3,629	3,422
Stock-based compensation (3)	7,360	4,754	13,720	8,659
Legal settlements	-	20,000	-	19,149
Restructuring-related expenses	669	-	669	(34)
Impairment charge	-	25,000	-	25,000
Adjusted EBITDA	$27,337	$22,616	$57,754	$45,925

(2) Adjusted net income adds back net income (loss) from discontinued operation; income tax (benefit) expense; non-recurring change in fair value of contingent acquisition consideration; acquisition, disposition, offering and related expenses; restructuring charges; any impairment charge; Next Advisor contingent deferred compensation for the acquisition; costs related to the restatement, the internal review, the SEC and DOJ investigations and related litigation and indemnification obligations; purchase accounting adjustments; stock-based compensation; legal settlements; amortization of intangible assets, debt original issue discount and deferred financing fees; and the results of the operations in China as we are winding them down and ceasing the operations.

Reconciliation of Adjusted net income
Net loss	$(23,286)	$(40,956)	$(28,534)	$(40,674)
Net (income) loss from discontinued operation, net of income taxes	-	(353)	-	86

Exhibit 99.1

Next Advisor contingent deferred compensation	4,143	1,371	7,119	1,371
Income tax benefit	(8,099)	(7,444)	(11,373)	(3,788)
Change in fair value of contingent acquisition consideration due to change in estimate (4)	26,486	95	38,880	(221)
Acquisition, disposition and related expenses	240	1,335	240	1,335
China operations	45	598	83	770
Restatement-related expenses	2,407	1,995	3,629	3,422
Stock-based compensation (3)	7,360	4,754	13,720	8,659
Legal settlements	-	20,000	-	19,149
Amortization	10,078	9,429	20,006	18,497
Impairment charge	-	25,000	-	25,000
Adjusted income before tax	19,374	15,824	43,770	33,606
Income tax (5)	7,556	6,171	17,070	13,106
Adjusted net income	$11,818	$9,653	$26,700	$20,500

(3) Stock-based compensation is recorded in the following line items:
Cost of revenue	$770	$481	$1,350	$909
Sales and marketing	426	458	751	934
Product development and technology	1,413	1,122	2,614	1,866
General and administrative	4,751	2,693	9,005	4,950
Total stock-based compensation expense	$7,360	$4,754	$13,720	$8,659

(4) Change in fair value of contingent acquisition consideration due to change in estimate represents changes in fair value attributable to changes in expected earnings of acquired businesses.
Reconciliation of change in fair value of contingent acquisition consideration
Change in fair value of contingent acquisition consideration	$27,292	$263	$40,140	$101
Less: Change in fair value due to passage of time	806	168	1,260	322
Change in fair value of contingent acquisition consideration due to change in estimate	$26,486	$95	$38,880	$(221)

(5) Assumes 39% income tax rate.